Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation (the “Corporation”), does hereby make, nominate and appoint TIMOTHY P. DORDELL and LAWRENCE T. BELL, and each of them, to be my attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-8 relating to the registration of not more than $7,500,000 of unsecured general obligations of the Corporation to pay, or guarantee the payment of, deferred compensation in the future in accordance with the terms of the Ecolab Mirror Savings Plan, and any and all amendments thereto, provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 24th day of February, 2006.

/s/Les S. Biller
Les S. Biller

/s/Richard U. De Schutter
Richard U. De Schutter

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Stefan Hamelmann
Stefan Hamelmann

/s/Joel W. Johnson
Joel W. Johnson

/s/Ulrich Lehner
Ulrich Lehner

/s/Jerry W. Levin
Jerry W. Levin

/s/Beth M. Pritchard
Beth M. Pritchard

/s/Kasper Rorsted
Kasper Rorsted

/s/Allan L. Schuman
Allan L. Schuman